CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-64989) pertaining to the Compaq Computer Corporation 401(k) Investment Plan of our report dated May 4, 2001, with respect to the financial statements and schedule of the Compaq Computer Corporation 401(k) Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                                                                   /s/ Ernst & Young LLP

Houston, Texas
June 25, 2001